SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 18, 2005
                               ------------------
                                 Date of Report
                       (Date of earliest event reported)


                         Xerion EcoSolutions Group Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                         Suite 905, 102-4369 Main Sreet
                           Whistler, BC Canada V0N 1B4
               ---------------------------------------------------
                    (Address of principal executive offices)


                                  604.902.0178
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)


         Colorado                       0-27351                  84-1286065
----------------------------        ---------------         --------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Xerion EcoSolutions Group Inc. ("Xerion") and Town House Land Limited ("Town House") to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Xerion's and Town House's future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Xerion's and Town House's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Xerion undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

General. Xerion EcoSolutions Group Inc. ("Xerion") entered into a definitive Stock Exchange Agreement (the "Agreement") under which Town House Land Limited ("Town House") will be acquired by Xerion in consideration of the issuance of common stock of Xerion representing ninety-seven percent (97%) ownership interest of Xerion to the owners of Town House.

The closing of the Agreement is conditioned upon, among other things, customary closing conditions, including the satisfaction of both Xerion and Town House with their due diligence investigations of the other party. If the closing under the Agreement occurs, it is expected to occur on or about October 31, 2005.

No assurances can be given that the Agreement will close or, if the closing occurs, as to the final terms of the Agreement. A copy of the Agreement is attached to this Form 8-K current report as Exhibit 2.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Agreement.

                                    BUSINESS

        The principal business operations of Town House is real estate development. Its operations are conducted by and through its subsidiaries, (i) Wuhan Pacific Real Estate Development Company Limited ("Wuhan Pacific") located in Hong Kong, in The People's Republic of China (the "PRC"), (ii) Town House (Miami) Corporation, a Florida corporation, and (iii) Town House Land (USA) Inc., a California corporation.

        The principal executive offices of Town House in the PRC is at 128 Gloucester Road, Wanchai, Hong Kong, the People's Republic of China; telephone 011-852-2517-783. The principal executive offices of Town House in the United States is

        The corporate organization of Town House is as follows:

                              ---------------------
                                   Town House
                              ---------------------
                                       |
--------------------------------------------------------------------------------
          |                            |                             |
---------------------         ---------------------        ---------------------
  Town House (Miami)           Wuhan Pacific Real             Town House Land
     Corporation               Estate Development            (USA) Corporation
---------------------           Company Limited            ---------------------
                              ---------------------

        Town House is a limited liability company organized in 2003 in the Hong Kong Special Administrative Region in the PRC, as a holding company.

        Town House owns 97% of Wuhan Pacific which was organized in Hubei Province in the PRC as a limited liability company in 1995. Substantially all of the assets and operations of Town House in the PRC are conducted through Wuhan Pacific.

        Town House Miami Corporation is a Florida corporation organized on _______, 2005.

Wuhan Pacific Real Estate Development Company Limited

        Wuhan Pacific is one of the first privately owned property developers in Wuhan City in the PRC and is one of the largest property developers in Wuhan City, based on a list of top 100 property development enterprises in Wuhan City in terms of gross floor area ("GFA"), published by the Wuhan Statistics Bureau and the Development Research Center. It had engaged principally in the development and sale of high quality commercial and private residential properties catering to the middle-class residential property market in Wuhan City and in Yi Chang.

        Wuhan Pacific's portfolio of properties under development are currently all located in Wuhan City and Yi Chang, and target different segments within the mass residential property market, including young white color employees, middle to senior managers in enterprises, entrepreneurs and families with young children. These upwardly mobile people represent the emerging middle class in Wuhan City and are a growing source of demand in the mass residential property market.

        As of June 30, 2005, Wuhan Pacific reports that it has equity interests in six property development projects in Wuhan City, with an approximate GFA of 200,000 square meters and an aggregate site area of approximately 100,566 square meters. Wuhan Pacific has obtained land use rights certificates in respect of each of these six property development projects. In addition, Wuhan Pacific has not yet obtained land use rights certificates in respect of, but has interest in and plans to develop a further five projects in Wuhan City with an approximate GFA of 252,000 square meters and an aggregate site area of approximately 70,000 square meters. Since the relevant land use rights certificates have not yet been issued or obtained, no commercial value has been assigned to any of these five additional projects or in the calculation of their adjusted net tangible asset value.

        Wuhan Pacific aims to further solidify its position in Wuhan City, and also plans to expand its focus on property business to Yi Chang. Wuhan Pacific also indicates that it will pursue quality business opportunities in other fast growing cities in China, if market conditions are appropriate.

        Wuhan Pacific was organized as a limited liability company in The People's Republic of China ("PRC") on December 18, 1995. The primary purpose of Wuhan Pacific was real estate development including apartments, retail and commercial facilities, and mixed use buildings. The principal executive office of Wuhan Pacific is located at No. 250 Jianghan Road, 32 Diamond Mansion, Jiang'an District, Wuhan City, Hubei Province in the PRC.

Property Development

        Wuhan Pacific is principally engaged in the design and construction of luxury apartment buildings and mixed use buildings in the City of Wuhan and the City of Yi Chang in the PRC. The apartments are primarily held for sale to middle income to upper level income customers. Certain properties developed by Wuhan Pacific are mixed-use properties that also include retail and commercial floors on the lower levels of the buildings.

Information Concerning Wuhan City

        Wuhan City, located in inland China, has played an important role of connecting the east with the west, the south with the north in the PRC. Wuhan City, with an urban population of approximately 8 million, ranks as the sixth city among the top 25 cities in the PRC with favorable development potential. In 2001, the GDP of the city reached 134.8 billion Yuan (US$0.12 per one Yuan), or 12% higher than 2000; and the annual income of citizens of Wuhan City was 7,304 Yuan, or an increase of 8% over 2000.

        Located at the middle reaches of the Yangtze River, Wuhan is a thoroughfare to nine provinces in the PRC. The Beijing-Guangzhou Railway and the Yangtze River intersect in Wuhan City. The Beijing-Kowloon Railway and Wuhan-Guangzhou Railway also connect in the city. The Beijing-Zhuhai and Shanghai-Chengdu super highway also cross at Wuhan City. In addition, a high-speed railway along the Yangtze River is in the process of being constructed. This high-speed road, railway and river transportation methods make Wuhan a transportation hub.

        Wuhan is the largest logistics and commercial center in inland China. Commodities can easily be transported to 5 provinces around Wuhan, such as Hunan, Jiangxi, Anhui, Henan and Sichuan, which have a combined population of nearly 400 million. There are presently more than 10,000 commercial organizations, 105,000 business branches, and 8 department stores in Wuhan City.

        As an important industrial base in China, Wuhan City has a very solid foundation in either high-tech industry or traditional manufacturing. Along the 88 kilometer ring of the city, a series of industrial zones have been established, such as China Optical Valley, Sino-Citroen Automobile City, Taiwan Business Zone and Yangluo Development Zone. With 33 different sectors and more than 30,000 industrial enterprises, Wuhan City has businesses encompassing all industries, including iron and steel, automobile, machinery, petrochemical, optical telecom, Chinese and western medicine, biology engineering, textile, garment, food industry, etc.

        Wuhan City is a technology research and education center, with its research and education capacity ranked third in the country, behind Beijing and Shanghai. There are 35 universities in the city, serving approximately 300,000 students. There are 736 science research institutes and 10 national labs in Wuhan City.

        In resent  years,  Wuhan  Municipal  Government  has focused on policies favoring an open business environment and environmental renovation, and the investment environment of Wuhan City has been continuously improved. A series of important infrastructure projects have been finished, such as Wuhan International Airport, Airport Super Highway, No. 1 Yangtze River Bridge, No. 3 Yangtze River Bridge, an extensive telephone system, a water plant, a power plant and a waist water treatment plant.

Market

        The principal market of Town House for its real estate development activities has been in the City of Wuhan and Yi Chang in the PRC.

        The City of Wuhan is an ancient city and is the capital of Hubei Province in central China. Wuhan is the sixth largest city in the PRC with a population of approximately 8,000,000. Wuhan is an important transportation center on the Jianhan Plain, sitting at the confluence of the Yangtze River, the Hanjiang River, and its longest branch - the Hansui River. The City of Wuhan is comprised of three cities: Hanyang, Wuchang and Hankou.

        Because of the significant economic growth and development of central China, the City of Wuhan has experienced increasing demand for luxury residential properties and for retail and commercial space. The concept of mixed use buildings with retail and commercial space on the street level and the lowest floors with luxury apartment units on the higher floors has become increasingly popular in the PRC. As a result, recent building activity of Town House has been designed with the mixed use concept as principal objective.

        Town House is in competition with other real estate development companies in the City of Wuhan, some of which are larger and have greater financial resources than Town House.

Government Regulation

        Wuhan Pacific's projects are subject to various laws and governmental regulations, such as zoning regulations, relating to its business operations and project developments. It must obtain and keep current various licenses, permits and regulatory approvals for its development projects. Wuhan Pacific believes that it is in compliance with all laws, rules and regulations applicable to its projects and that such laws, rules and regulations do not currently have a material impact on its operations. Due to the increasing levels of development in the areas of China where it currently operates, it is possible that new laws, rules and/or regulations may be adopted that could affect Wuhan Pacific's projects or proposed projects. The enactment of such laws, rules or regulations in the future could have a negative impact on its projected growth or profitability, which could decrease its projected revenues or increase its costs of doing business.

Employees

        As of June 30, 2005, Town House had approximately 150 employees. No employee group is covered under a collective bargaining agreement. Town House and Wuhan Pacific believe their relationship with their employees is good.

Legal Proceedings

        Town House and its subsidiaries are not a party to, nor are any of our respective properties the subject of, any material pending legal or arbitration proceedings.

Management of Town House

        Directors and Officers. The following table sets forth certain information regarding the executive officers and directors of Town House. All officers serve at the pleasure of the Board of Directors. Directors serve until the election and qualification of their successors.

Name                        Age                Position
----                        ---                --------

Fang Zhong                   39         Chairman, Director, Chief Executive
                                        Officer and President

Lou Yun Fang                 46         Director, Executive Vice President-Chief
                                        Financial Officer and Treasurer

Fang Wei Feng                33         Director

Fang Wei Jun                 37         Director

Hu Min                       24         Director

        The following is information of the business experience of each director and officer.

        Mr. Fang Zhong is the founder and has been the Chairman of the Board, Chief Executive Officer and President of Town House since its organization in 2003. From 1995 to the present, he has been the Chief Executive Officer and a director of Wuhan Pacific which is the principal operating subsidiary of Town House. Mr. Fang Zhong received Bachelor of Science degree in industrial and domestic architecture from the Wuhan Institute of Urban Construction. He also participated in the MBA program at Northern Jiaotong University. He has received various awards, including "Young Entrepreneur in Central-south Area" of the PRC, and "One of Ten Excellent Young Entrepreneurs Leading Private Enterprises in Wuhan". He also holds various significant positions such as the Standing Director Hubei Physical Culture Foundation, Deputy to Jiang'an District People's Congress, a Standing Member to Jiang'an District Political Consultative Conference, and the Vice Chairman of Jiang'an District Young People Association, etc.

        Mr. Luo Yun Fang became a director, the Executive Vice President-Chief Financial Officer and Treasurer of Town House in 2003. He has been the general manager of Wuhan Pacific since 1998. He has more than 20 years of experience in financial and administration management. He received a Bachelor of Science degree in 1980 from the Hunan Financial University, and received an MBA degree from Northern Jiaotong University in 2001. Mr. Luo Yun Fang also holds other positions, such as an editor of the Financial Periodical in the PRC; Consultant and Standing Director of Chinese Finance and Tax website; member of standing committee and member of executive committee of Wuhan Industrial and Commercial Association and Wuhan General Commerce Association.

        Mr. Fang Wei Feng has been employed as the manager of the materials department and construction operations responsible for construction material purchases and distribution, since 1996. He became a director and Vice President-Construction Operations of Town House in 2003.

        Mr. Fan Wei Jun has been employed as the manager of the engineering department of Wuhan Pacific, since 2000. He has been an employee of Wuhan Pacific for over ten (10) years. He became the General Manager of Operations of Town House in 2003. He attended Zhengzhou College and graduated in 1985.

        Ms. Hu Min has been employed as the Human Resources Manager of Wuhan Pacific since 2000. She graduated from Wuhan University in 2001.

        Mr. Fang Zhong is married to Ms. Hu Min. Fang Zhong, Fang Wei Feng, and Fang Wei Jun are siblings. Luo Yun Fang is a cousin to all of these siblings.

Item 7.01 Regulation FD Disclosure.

A press release dated October 24, 2005, discussing the Agreement is furnished herewith as Exhibit 99.10 and is incorporated herein by reference. The information contained in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liability of that section. The information contained in this Item 7.01, including the accompanying exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

        (a)     Financial statements of business acquired:

                The following financial statements are provided with this Form 8-K current report:

                1. The audited consolidated financial statements of Town House Land Limited for its fiscal year ended December 31, 2004; and

                2. The unaudited consolidated financial statements of Town House Land Limited for the six months ended June 30, 2005.

                             TOWN HOUSE LAND LIMITED
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

                     TOWN HOUSE LAND LIMITED AND SUBSIDIARY

                                TABLE OF CONTENTS

                                                                           PAGE

               Independent Auditors' Report..............................      1
               Consolidated Balance Sheets,
                  December 31, 2004 and 2003.............................      2
               Consolidated Statements of Operations,
                  For the Years Ended December 31, 2004 and 2003.........      3
               Consolidated Statements of Members' Equity
                  For the Years Ended December 31, 2004 and 2003.........      4
               Consolidated Statements of Cash Flows
                  For the Years Ended December 31, 2004 and 2003......... 5 to 6
               Notes to the Consolidated Financial Statements............7 to 21

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND MEMBERS OF
TOWN HOUSE LAND COMPANY LIMITED
(Incorporated in Hong Kong with limited liability)

We have audited the accompanying consolidated balance sheets of Town House Land Limited and subsidiaries (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations, statements of members' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Town House Land Limited and subsidiaries as of December 31, 2004 and 2003 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Oklahoma City, Oklahoma
May 11, 2005

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003
                            (Expressed in US dollars)

                                                               2004         2003
                                                           -----------   -----------
                                     ASSETS
 Current Assets:
  Cash and equivalents                                     $ 4,251,678   $ 1,159,310
  Restricted cash                                                   --       203,659
  Accounts receivable, net                                   1,013,244     3,251,307
  Properties held for resale                                 4,293,627     8,342,484
  Advances to suppliers                                         38,142       407,189
  Deferred offering costs                                           --       280,891
  Construction-in-progress - current                         6,161,736     2,311,819
                                                           -----------   -----------

    Total current assets                                    15,758,427    15,956,659
                                                           -----------   -----------

Property and Equipment - net of accumulated depreciation     2,950,831     1,057,200
                                                           -----------   -----------

Construction-in-Progress - non-current                         931,433       931,433
                                                           -----------   -----------

                                                           $19,640,691   $17,945,292
                                                           ===========   ===========

                        LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:

  Accounts payable and accrued expenses                    $ 1,753,935   $   419,656
  Advances from buyers                                       1,230,058       728,391
  Amounts due to directors                                   2,077,849     2,709,075
  Enterprise taxes payable                                   1,843,334     1,006,201
  Other tax payables                                         1,342,573       400,441
  Short-term loans                                                  --       791,063
  Current portion of long-term debt                             66,033     2,253,201
                                                           -----------   -----------

    Total current liabilities                                8,313,782     8,308,028
                                                           -----------   -----------

Long-Term Debt - net of current portion shown                  816,509       906,686
                                                           -----------   -----------

Minority Interest                                              383,057       308,695
                                                           -----------   -----------

Members' Equity:
  Share capital                                                 62,180        62,180
  Additional paid-in capital                                 5,857,936     5,857,936
  Capital reserve                                            1,316,042       997,928
  Retained profit                                            2,891,185     1,503,839
                                                           -----------   -----------

    Total members' equity                                   10,127,343     8,421,883
                                                           -----------   -----------

                                                           $19,640,691   $17,945,292
                                                           ===========   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                            (Expressed in US dollars)

                                                           2004            2003
                                                       ------------    ------------
Sales Revenues                                         $ 17,346,745    $  9,080,701

Cost of Properties Sold                                  11,315,090       5,319,978
                                                       ------------    ------------

Gross Profit                                              6,031,655       3,760,723
                                                       ------------    ------------

Selling General and Administrative Expenses:

  Selling expenses                                        1,381,007         439,006
  Depreciation expense                                       80,709          69,664
  General and administrative expenses                     1,701,640         101,308
                                                       ------------    ------------
                                                          3,163,356         609,978
                                                       ------------    ------------
Income from Operations                                    2,868,299       3,150,745
                                                       ------------    ------------

Other Income (expense)

   Other revenues                                            42,909          14,065
   Interest and finance costs                              (272,721)       (326,849)
                                                       ------------    ------------
                                                           (229,812)       (312,784)
                                                       ------------    ------------

Net Income before Income Taxes and Minority Interest      2,638,487       2,837,961
Provision for Income Taxes                                 (858,665)       (179,798)
                                                       ------------    ------------

Net Income before Minority Interest                       1,779,822       2,658,163
Minority Interest in Earnings                               (74,362)        (80,325)
                                                       ------------    ------------

Net Income                                             $  1,705,460    $  2,577,838
                                                       ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                            (Expressed in US dollars)

                                                                                                                Total
                                                                                                               members'
                                                 Additional                                                   equity and
                                      Share       Paid-in       Capital       Retained          Minority       Minority
                                      capital     Capital       Reserve      Profit/(Loss)      Interest       Interest
                                    ---------  ------------  ------------   --------------   -------------  -------------
 Balance at December 31, 2002       $  62,180  $  5,795,308  $    519,260   $    1,007,233   $     228,370  $   7,612,351
 Net income for the year
   ended December 31, 2003                 --            --            --        2,577,838          80,325      2,658,163

 Distribution to members                             62,628                     (1,602,564)                    (1,539,936)

 Transfer to capital reserve               --            --       478,668         (478,668)                             -
                                    ---------  ------------  ------------   --------------   -------------  -------------
                                       62,180                     997,928        1,503,839         308,695      8,730,578
 Balance at December 31, 2003                     5,857,936
 Net income for the year
   ended December 31, 2004                 --            --            --        1,705,460          74,362      1,779,822

 Transfer to capital reserve               --            --       318,114         (318,114)            --              --
                                    ---------  ------------  ------------   --------------   -------------  -------------
 Balance at December 31, 2004       $  62,180  $  5,857,936  $  1,316,042   $    2,891,185   $     383,057  $  10,510,400
                                    =========  ============  ============   ==============   =============  =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                (Expressed in US dollars)

                                                                           2004           2003
                                                                        -----------    -----------
Cash flows from operating activities

   Net income                                                           $ 1,705,460    $ 2,577,838
Adjustments to reconcile net profit to net cash provided
  by operating activities

  Depreciation                                                               80,709         69,664
  Minority interest in earnings                                              74,362         80,325

Changes in:

  Restricted cash                                                           203,659       (201,617)
  Accounts receivable, net and other receivables                          2,238,063     (2,798,591)
  Properties held for resale                                              4,048,857      4,331,189
  Advances to suppliers                                                     369,047       (407,189)
  Construction-in-progress                                               (3,849,917)      (678,556)
  Deferred offering cost                                                    280,891       (280,891)
  Accounts payable and other payables                                     1,334,279        303,955
  Amounts due to directors                                                 (631,226)     1,288,042
  Advances from buyers                                                      501,667     (1,116,625)
  Deferred tax expenses                                                     837,133        179,798
  Other tax payables                                                        942,132        253,058
                                                                        -----------    -----------

Net cash provided by operating activities                                 8,135,116      3,600,400
                                                                        -----------    -----------

Cash flows from investing activities

 Purchases of fixed assets                                               (1,974,340)        (9,331)
                                                                        -----------    -----------

Net cash (used in) investing activities                                  (1,974,340)        (9,331)
                                                                        -----------    -----------

Cash flows from financing activities
  Loan proceeds                                                              20,415      1,292,271
  Principal loans repayments                                             (3,088,823)    (2,484,096)
  Member capital contributions                                                   --         62,628
  Distribution to members                                                        --     (1,602,564)
                                                                        -----------    -----------

Net cash (used in) financing activities                                  (3,068,408)    (2,731,761)
                                                                        -----------    -----------

Net increase in cash                                                      3,092,368        859,308
Cash at beginning of year                                                 1,159,310        300,002
                                                                        -----------    -----------

Cash at end of year                                                     $ 4,251,678    $ 1,159,310
                                                                        ===========    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

            Supplemental Disclosure of Consolidated Statement of Cash Flows
                              Year ended December 31, 2004
                               (Expressed in US dollars)

                                                         2004             2003
                                                       --------         --------

Supplemental Disclosure of Cash Flow information

Interest paid                                          $246,107         $395,134
                                                       ========         ========
Enterprise income taxes paid                           $ 21,522         $633,656
                                                       ========         ========

Supplemental disclosure of non-cash investing and financing activities:

During the year ended December 31, 2004, the Company transferred car park spaces in Diamond Mansion Phase 2, at cost of $1,420,080 from construction-in-progress to fixed assets.

During the year ended December 31, 2003, the Company transferred two floors of the commercial complex in Diamond Mansion Phase 1, at a net book value of $1,929,295 from property and equipment to properties held for resale.

During 2003, the Members of 97% of the registered capital of Wuhan transferred their interests to Town House Land Limited ("Town House") in a transaction treated as a recapitalization of Wuhan. In connection with that acquisition, the former Wuhan members, who became members in Town House, were to receive cash of $1,602,564, $62,628 of which was used to repay balances due from directors by Town House prior to the acquisition and the balance was treated as an increase in payables to directors at December 31, 2003.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

1.    DESCRIPTION OF BUSINESS

      Organizational Structure

      Wuhan Town House Land Limited ("Wuhan Town House") (formerly: Wuhan Pacific Real Estate Development Company Limited) was registered as a formal third level property Company in Hubei Province, in the People's Republic of China as a limited liability company (in which investors' potential losses are limited to their capital contributions) on December 18, 1995 with a registered capital of $1,207,729 (Rmb.10,000,000) and a defined period of existence of 14 years to December 18, 2009. To meet the qualifications of third level property company, the company must (1) have registered capital of Rmb.10,000,000, (2) have engineering and staff of not less that 12 people, (3) should have completed at lease 50,000 square meters of accumulated development area, and (4) have a 100% passing rate in construction quality and 10% ranked as excellent.

      Subsequent recapitalizations during 2000 increased Wuhan Town House's registered capital to $6,038,647 and changed is classification to a second level property company. To meet the qualifications of a second level property company, the company must (1) have registered capital of Rmb.40,000,000, (2) have engineering and management staff of not less than 24 people, (3) should have completed 150,000 square meters of accumulated areas completed within three years, (4) 100% pass rate in construction quality with 10% ranked as excellent, and (5) at least three years experience in property development. On August 15, 2003, Wuhan Town House entered into a reverse merger agreement with Town House Land Limited ("Town House Land").

      At December 31, 2004 Town House Land held 97% of the registered capital of Wuhan Town House, directly held 100% of the equity in Town House Land (Miami) Corporation and indirectly 97% of the equity in Town House Land
      (USA) Inc. Collectively hereinafter, Town House Land, Wuhan Town House, Town House Land (Miami) Corporation and Town House Land (USA), Inc., are referred to as "the Company".

      Town House Land (formerly: Hong Kong Window of the World Apparel Co., Limited) was incorporated in Hong Kong, as a private limited liability company on August 13, 2001 with an authorized capital of $64,103 (HK$500,000) divided into 500,000 ordinary shares of par value $0.12 (HK$1.00) each. Town House Land Limited ("Town House Land") changed to its present name on August 13, 2003. On August 15, 2003, Town House Land acquired 97% of the outstanding registered capital of Wuhan Town House Land. Terms of the transaction call for Town House Land to pay $1,602,564 in cash plus the contribution of an additional $5,857,488 in share capital in Town House Land as consideration for the acquisition of the 97% interest in Wuhan Town House's registered capital. For financial reporting purposes, Wuhan Town House was considered to be the acquiring entity and the additional cash consideration paid was treated as a distribution to members. Town House Land had no operations prior to this reverse acquisition and there was substantially no change in ownership from that of Wuhan Town House as a result of this transaction.

      On October 10, 2003 Wuhan City Foreign Investment Bureau approved the registration of Wuhan Town House Land as a Sino Foreign Joint Investment Enterprise with a defined period of existence of 20 years to October 27, 2023.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

1.    DESCRIPTION OF BUSINESS - Continued

      Pursuant to the approval of Wuhan City Industrial and Commercial Administrative Bureau on February 20, 2004 Wuhan Pacific Real Estate Development Company Limited changed its name to Wuhan Town House Land Limited.

      The Company's principal activity is the development and sale of commercial and residential real estate. The Company's principal country of operations is The People's Republic of China ("PRC").

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following is a summary of significant accounting policies:

      Consolidation Policy - The consolidated financial statements include the accounts of Town House and Wuhan Town House from August 15, 2003 forward and Town House Land (Miami) Corporation and Town House Land (USA) Inc., since their incorporation. Prior to August 15, 2003, the financial statements reflect the activity of Wuhan Town House as adjusted for the effects of the recapitalization of August 15, 2003.

      All significant inter-company transactions and balances within the Company are eliminated on consolidation.

      Cash and Equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value. The Company has restricted cash in accordance with the loan covenants.

      Accounts Receivable - The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. Accounts receivable in the balance sheet is stated net of such provision.

      Properties Held for Sale - Properties held for sale are comprised of properties held for sale and repossessed properties held for resale and are stated at the lower of cost or net realizable value. Cost includes acquisition costs of land use rights, development expenditure, interests and any overhead costs incurred in bringing the developed properties to their present location and condition.

      Net realizable value is determined by reference to management estimates based on prevailing market conditions.

      Capital Reserve - Capital reserve represents that amount of reserve appropriated from the net distributable profit after income tax in each year when a net profit after operations is generated. In accordance with the provisions of the Company's Memorandum and Articles of Association, the Company is required to appropriate 15% of the net distributable profit after enterprises income tax to capital reserve.

      One-half of the capital reserve may be used for staff welfare payments and the balance one-half may be transferred back to the statement of operations to mitigate the losses from operations. The Company shall not be required to appropriate any amount to capital reserve when the balance standing in capital reserve is equal to or exceeds 50% of the registered capital.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      Property and Equipment - Property and equipment are recorded at cost and are being depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line basis for both financial and income tax reporting purposes over useful lives as follows:

         Building and land rights                       40 years
         Equipment                                       5 years
         Motor vehicles                                5-8 years
         Office furniture and fixtures                   5 years

      Repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

      Property and equipment are evaluated annually for any impairment in value. Where the recoverable amount of any property and equipment is determined to have declined below its carrying amount, the carrying amount is reduced to reflect the decline in value. There were no property and equipment impairments recognized during the years ended December 31, 2004 and 2003.

      Construction-In-Progress - Properties currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to properties held for sale. As of December 31, 2004, one construction project is reflected as long-term as further development has ceased until such time as new access roads are completed by the Wuhan City Government. Management anticipates these roads will be completed in the second half of 2005 at which time construction should resume on this project.

      Related Companies - A related company is a company in which the director has beneficial interests in and in which the company has significant influence.

      Income Recognition - Revenue from the sale of properties is recognized when the following four criteria are met: (1) a sale is consummated, (2) the buyers initial and continuing investments are adequate to demonstrate a commitment to pay for the property, (3) the seller's receivable is not subject to future subordination, and (4) the seller has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property.

      Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

      Cost of Properties Sold - The cost of goods sold includes the carrying amount of the properties being sold and the business taxes paid by the Company in connection with the sales. Business taxes included in cost of sales were $1,128,870 and $403,922 for the years ended December 31, 2004 and 2003, respectively.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      Foreign Currencies - These financial statements have been prepared in U.S. dollars. The functional currencies for Town House and Wuhan Pacific are the "Hong Kong dollar" and "Renminbi" or "Yuan", respectively. Nonmonetary assets and liabilities are translated at historical rates, monetary assets and liabilities are translated at the exchange rates in effect at the end of the year, and income statement accounts are translated at average exchange rates. There were no material translation gains or losses during the years ended December 31, 2004 and 2003 as the Renminbi was tied to the U.S. Dollar during the time period covered in these financial statements.

      Taxation - Taxation on overseas profits has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the countries in which the Company operates.

      Provision for The People's Republic of China enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

      Enterprise income tax

      Under the Provisional Regulations of The People's Republic of China Concerning Income Tax on Enterprises promulgated by the State Council and which came into effect on January 1, 1994, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. For the year ended December 31, 2004, the Company has been granted the privilege of computing the gross profit margins on real estate development sales at 15% of sales and computed the enterprise income tax at 33% on only 15% of sales.

      Enterprise income tax ("EIT") is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

      Retirement Benefit Costs - According to The People's Republic of China regulations on pension, the Company contributes to a defined contribution retirement plan organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the plan. Contributions to the plan are calculated at 20% or 26% of the employees' salaries above a fixed threshold amount and the employees contribute 6% while the Company contributes the balance contribution of 14% or 20%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this plan.

      For the years ended December 31, 2004 and 2003, the Company's pension cost charged to the statements of operations under the plan amounted to $5,974 and $1,814, respectively.

      Fair Value of Financial Instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of December 31, 2004 because of the relatively short-term maturity of these instruments.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates related to allowance for uncollectible accounts receivable, depreciation, costs to complete construction in progress, taxes, and contingencies. Estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

      Recent Accounting Pronouncements - In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging actives under FASB No. 133, Accounting for Derivative Instruments and Hedging Activities. As of December 31, 2004, the Company had no derivative or hedging activity.

      In May 2003, the Financial Accounting Standards Board issued SFAS No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity. This standard establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. As of December 31, 2004, the Company had no financial instruments with these characteristics.

      In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

      In December 2004, the FASB issued a revision of SFAS No. 123, Share-Based Payment. The statement establishes standards for the accounting for transactions in which an entity exchanges its equity investments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. The statement does not change the accounting guidance for share-based payments with parties other than employees.

      The statement requires a public entity to measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exception). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). A public entity will initially measure the cost of employee services received in exchange for an award of liability instrument based on its current fair value; the fair value of that award will be remeasured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation over that period.

      The grant-date for fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of these instruments.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      The statement is effective for the quarter beginning January 1, 2006.

      In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005.

      Management believes adoption of these new statements will not have any significant effect on the Company's financial condition or results of operations.

3.    CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      Substantially all of the Company's bank accounts are in banks located in the People's Republic of China ("PRC") and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

      Substantially all of the Company's operations are in the PRC.

      The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and clients and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers and clients, historical trends, and other information. Accounts receivable totaling $1,064,981 and $2,054,320 as of December 31, 2004 and 2003, respectively, were collateralized by real estate.

4.    CASH AND EQUIVALENTS

      As of December 31, 2004 and 2003, the Company had the following cash and cash equivalents:

                                                     December 31,
                                              --------------------------
                                                 2004            2003
                                              ----------      ----------
      Restricted cash:

           Pledged deposits                   $       --      $  203,659
                                              ==========      ==========

        Cash and equivalents:
           Cash on hand                       $   44,492      $    2,922
           Banks deposits                      4,207,186       1,156,388
                                              ----------      ----------

                                              $4,251,678      $1,159,310
                                              ==========      ==========

      The pledged bank deposits, which were restricted, carried interest ranging from 0.6% to 0.825% per month and in accordance with the terms and conditions of the banking facilities agreed with a bank to provide mortgage loan facilities to buyers of properties developed by the subsidiary, Wuhan Pacific, which agreed to place guarantee fund deposits of not less than 18% of the total outstanding mortgage loans extended to properties buyers and to guarantee the repayments of the mortgage loans.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

4.    CASH AND CASH EQUIVALENTS, Continued

      The guarantee fund shall be restricted while the mortgage loans extended to properties buyers shall remain outstanding

5.    ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

      Accounts receivable and other receivables consist of the following as of December 31, 2004 and 2003:

                                                                        December 31,
                                                                  -----------------------
                                                                     2004         2003
                                                                  ----------   ----------
        Accounts receivable                                       $1,180,573   $3,195,074
        Less: Provision for doubtful debts                           455,593           --
                                                                  ----------   ----------

        Accounts receivable net of provision for doubtful debts      724,980    3,195,074
                                                                  ----------   ----------

        Other receivables:
           Staff advances                                             48,066        4,590
           Utilities and other deposits                              159,729       15,097
           Others                                                     80,469       36,546
                                                                  ----------   ----------

        Other receivables                                            288,264       56,233
                                                                  ----------   ----------

                                                                  $1,013,244   $3,251,307
                                                                  ==========   ==========

6.    PROPERTIES HELD FOR RESALE

      As of December 31, 2004 and 2003, the Company had the following properties held for resale:

                                                        December 31,
                                                 -----------------------
                                                     2004        2003
                                                 ----------   ----------

        Properties held for resale               $4,293,626   $8,205,945
        Repossessed properties held for resale           --      136,539
                                                 ----------   ----------

                                                 $4,293,626   $8,342,484
                                                 ==========   ==========

      A break down of properties held for resale by project is as follows:

                                                       December 31,
                                                 -----------------------
                                                     2004        2003
                                                 ----------   ----------

        General Garden                           $   13,006   $1,959,277
        Garden of Eden                                   --      183,395
        Diamond Mansion Phase I Residential          27,708    1,124,313
        Diamond Mansion Phase I Commercial        3,592,628    4,466,830
        Diamond Mansion Phase 2                     445,246           --
        Gutian Apartments                           215,039      608,669
                                                 ----------   ----------

        Total                                    $4,293,627   $8,342,484
                                                 ==========   ==========

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

6.    PROPERTIES HELD FOR RESALE, Continued

      As of December 31, 2004 and 2003, the carrying values of inventories of $0 and $2,775,494, respectively, have been pledged as securities for the Company's long-term bank loans.

7.    PROPERTIES AND EQUIPMENT

      Properties and equipment, stated at cost less accumulated depreciation and amortization, consist of:

                                                                  December 31,
                                                          --------------------------
                                                              2004           2003
                                                          -----------    -----------
        Land use rights and buildings                     $ 2,495,038    $ 1,074,957
        Plant and machineries                                  29,590          1,981
        Motor vehicles                                        535,116         94,769
        Office equipment                                      172,068         87,695
                                                          -----------    -----------

                                                            3,231,812      1,259,402
        Less: Accumulated depreciation and amortization      (280,981)      (202,202)
                                                          -----------    -----------

                                                          $ 2,950,831    $ 1,057,200
                                                          ===========    ===========

      During 2004 and 2003, properties totaling $1,420,080 and $0, respectively, were transferred from construction-in-progress to property and equipment. During the years ended December 31, 2004 and 2003, properties totaling $0 and $1,929,295, net of accumulated depreciation of $0 and $94,149, respectively, were transferred from property and equipment to properties held for resale.

8.    CONSTRUCTION-IN-PROGRESS

      Construction-in-progress represents two combined residential and commercial project. Construction-in-progress represents the cost of the land use rights, capitalized interest expenses, related pre-approval capital expenditures and government approval fees. A breakdown on these costs by project is as follows:

                                                             December 31,
                                                       -----------------------
                                                          2004         2003
                                                       ----------   ----------
        Current

        Diamond Mansion Phase II Commercial Project    $       --   $2,311,819
        Diamond Mansion Phase II - Additional floors       24,123           --
        Sanyang Apartments                              2,953,576           --
        YiChang Town House Plaza                        3,184,037           --
                                                       ----------   ----------

                                                        6,161,736    2,311,819
                                                       ----------   ----------

        Non-Current
        Jing Qi Project                                   931,433      931,433
                                                       ----------   ----------

                                                       $7,093,169   $3,243,251
                                                       ==========   ==========

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

8.    CONSTRUCTION-IN-PROGRESS, Continued

      Official approval for the construction of Diamond Mansion Phase II was received in 2003 and the construction was completed in September 2004, while the construction of the Jing Qi Project was strategically temporarily suspended until the completion of the construction of a main road near the site of the project by the Wuhan City Government. As at December 16, 2004, construction to the road is still incomplete and the Jing Qi Project has been further postponed.

      The Company had already completed one half of the construction works of Town House Plaza (formerly Sanyang Apartments) and expected the construction will be completed by the end of 2005. The Company had also already started the foundation work of Yi Chang Project. The capital expenditures in respect of the Yi Chang Project comprised land use rights of $1,660,628 and purchases of construction materials and other expenditures totaling $92,219 as of December 31, 2004. Several approvals for construction works are still pending from relevant government departments and the processes usually take time.

9.    ADVANCES FROM BUYERS

      Advances from buyers represented deposits from residential property buyers and which procedures for the transfer of ownership of the property purchased have not been completed as at the balance sheets date. The deposits from such property buyers for residential properties to be transferred in the subsequent years are carried forward as deferred revenue.

10.   TRANSACTIONS WITH RELATED PARTIES

      Amounts due from/(to) directors at December 31, 2004 and 2003 are as follows:

                                              December 31
      Name                            ----------------------------      Maximum Outstanding     Security
                                          2004            2003          Balance During Year       Held
                                      -------------   ------------      -------------------     --------
      Fang Zhong (Director)           $ (2,022,604)    $(2,399,320)          $(2,399,321)         none
      Hu Min (Director)                      5,970         (41,667)                5,970          none
      Luo Yun Fang (Director)               17,409         (46,108)               17,409          none
      Fang Wei Jun (Director)                 (440)        (48,077)              (48,077)         none
      Fang Hui (Deceased)                     (440)        (48,077)              (48,077)         none
      Fang Wei Feng (Director)             (77,744)       (125,826)             (125,826)         none
                                      -------------   ------------

                                      $ (2,077,849)   $ (2,709,075)
                                      =============   =============

      The amounts due are unsecured, interest free and have no fixed repayment terms.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

11.  OTHER TAXES PAYABLE

      Other tax payables consist of the following:

                                                      December 31,
                                               -------------------------
                                                  2004           2003
                                               ----------     ----------

        City construction tax                  $   79,012     $   17,748
        Business tax                            1,137,910        336,985
        Food price balancing tax                   22,609          9,666
        Education surcharge                        33,552          7,296
        Flood control tax                          21,751          4,990
        Education development tax                  21,225          9,766
        Other taxes                                26,514         13,990
                                               ----------     ----------

                                               $1,342,573     $  400,441
                                               ==========     ==========

12.   SHORT-TERM LOANS

      The Company had the following short-term loans at December 31, 2004 and 2003:

                                                     December 31,
                                              --------------------------
                                                2004              2003
                                              --------          --------

        Secured                               $     --          $428,744
        Unsecured                                   --           362,319
                                              --------          --------

                                              $     --          $791,063
                                              ========          ========

      Other short-term loan of $428,744 was secured by the Yi Chang project and was fully paid as of December 31, 2004.

      Other short-term loan was unsecured, carried interest at 5.04% per annum and was repayable within three months if the lender was not appointed as the main contractor to the Yi Chang Project. As a pre-condition for the unsecured short-term loan of $362,319, at December 31, 2003, a subsidiary company, Wuhan Town House, had agreed to appoint the lender as main contractor to Yi Chang construction project and should the subsidiary company fails to appoint the lender as main contractor, the subsidiary company had agreed to make a penalty payment of $36,232 to the lender. The lender was appointed as the main contractor to the Yi Chang Project.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

13.   LONG-TERM DEBT

      The Company had the following long-term debt at December 31, 2004 and 2003:

                                                        December 31, 2004                  December 31, 2003
                                                    ------------------------           ------------------------
                                                    Current        Long-term           Current        Long-term
                                                    -------        ---------           -------        ---------
      6.534% note payable to a bank,
      interest payable quarterly with
      principal due September 2004, secured
      by Diamond Mansion Phase I                  $       --     $         --    $    1,207,729    $          --

      6.534% note payable to a bank,
      interest payable quarterly with
      principal due December 2004, secured
      by Diamond Mansion Phase I                          --               --           966,184               --

      6.03% notes payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2007, secured by property                        2,304            3,992             2,083            6,377

      7.2% notes payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2007, secured by property                        3,432            4,683             5,133            8,322

      7.2% notes payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2014, secured by property                        1,335           15,070             1,578           16,247

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2007, secured by property                        1,658            2,066             1,510            3,851

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

13.   LONG-TERM DEBT, Continued

                                                        December 31, 2004                 December 31, 2003
                                                     ------------------------          ------------------------
                                                     Current        Long-term          Current        Long-term
                                                     -------        ---------          -------        ---------
      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2010, secured by property                        2,149            6,093            2,838           12,301

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2010, secured by property                          933            5,265              795            6,283

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2011, secured by property                          916            6,553              990            7,353

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2012, secured by property                           --               --            3,417           24,842

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2015, secured by property                        1,497           19,166            1,645           20,469

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2016, secured by property                        1,625           22,668            2,013           23,816

      5.58% notes payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2020, secured by property                        2,565           58,609            3,599           60,104

      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates through
      2025, secured by property                          903           33,375            1,498           33,675

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

13.  LONG-TERM DEBT, Continued

                                                           December 31, 2004                   December 31, 2003
                                                       -------------------------            -----------------------
                                                       Current         Long-term            Current       Long-term
                                                       -------         ---------            -------       ---------
      5.58% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2030, secured by property                     --                --               523          14,225

      4.65% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2026, secured by property                  1,189            40,240             1,836          40,668

      5.04% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2012, secured by property                  3,517            27,520             7,488          47,271

      5.04% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2013, secured by property                  8,922            76,441            10,266          83,545

      5.04% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2018, secured by property                 15,339           264,482            18,368         274,007

      5.04% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2022, secured by property                  5,047           134,083             7,609         136,453

      5.04% note payable to a bank, monthly
      installments of principal and
      interest, due on various dates
      through 2023, secured by property                  3,006            82,098             4,589          83,374

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

13.  LONG-TERM DEBT, Continued

                                                        December 31, 2004                 December 31, 2003
                                                 ------------------------------    ------------------------------
                                                    Current         Long-term         Current         Long-term
                                                 ------------    --------------    --------------    ------------
     7.65% note payable to a bank, monthly
     installments of principal and
     interest, due on various dates
     through 2006, secured by property                  1,845             1,541             1,510           3,502

     Hire purchase                                      7,851            12,564                 -               -
                                                 ------------    --------------    --------------    ------------

                                                 $     66,033    $      816,509    $    2,253,201    $    906,686
                                                 ============    ==============    ==============    ============

      As of December 31, 2004 and 2003, bank loans are secured by a legal charge over the Wuhan Town House's land use rights and buildings totaling $509,401 and $522,463, respectively, and stock of properties held for resale of $0 and $2,775,494, respectively. According to the land use right certificates, the security was discharged / released on November 20, 2003.

      During the year ended December 31, 2003, the 2nd and 3rd Floors of Diamond Mansion Phase I were pledged in respect of a short-term bank loan of $2,415,459 (Rmb.20,000,000), and which loan was repaid before the year then ended. According to the land use right certificates, the security was discharged / released on February 4, 2004.

      Maturities of the long-term debts for each of the next five years and thereafter are as follows:

                                                                 Amount
                                                                --------
        2005                                                    $ 66,033
        2006                                                      14,105
        2007                                                      10,741
        2008                                                       6,093
        2009                                                          --
        Thereafter                                               785,570
                                                                --------
                                                                $882,542
                                                                ========

14.   CAPITAL

                                                        December 31,
                                                   --------------------
                                                     2004        2003
                                                   --------    --------
      Authorized, issued and outstanding:

        500,000 ordinary share at HK$1.00 each     $ 64,103    $ 64,103
        Less minority interest                       (1,923)     (1,923)
                                                   --------    --------

                                                   $ 62,180    $ 62,180
                                                   ========    ========

      Town House Land Limited (formerly Hong Kong Window of the World Apparel Co., Limited) (the "Company") was registered as in Hong Kong, as a limited liability company on August 13, 2001 with a registered capital of $64,103 (HK $500,000).

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                            (Expressed in US dollars)

14.   CAPITAL, Continued

      Based on the Certificate of Incorporation on Change of Name dated August 3, 2003, the Company changed its name from `Hong Kong Window of the World Apparel Co., Limited' to `Town House Land Limited'.

15.   INCOME TAX

      Provision for the People's Republic of China enterprise income tax ("EIT") is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses carried forward.

      For the year ended December 31, 2004 and 2003, the Company has been granted the privilege of computing the gross profit margins on real estate development sales at 15% of sales and computed the enterprise income tax at 33% on only 15% of sales.

      EIT is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

      A reconciliation of EIT tax at the statutory rate to the Company's effective rate is as follows:

                                                                   December 31,
                                                             -----------------------
                                                                2004         2003
                                                             ----------   ----------
        Computed at the statutory rate                       $1,119,877   $  936,527
        Tax effect of special tax rate granted during 2004      156,445     (756,729)
                                                             ----------   ----------

        Tax at effective rate                                $  963,432   $  179,798
                                                             ==========   ==========

16.   COMMITMENTS

      As of December 31, 2004 and 2003, the Company had contractual commitments of the construction projects totaling $3,588,183 and $1,660,721, respectively, and commitments for rental, capital expenditures for land use rights, plant and machineries totaling $3,943 and $0, respectively.

      During the year ended December 31, 2004, the Company is leasing office space was set up for salesmen to meet customers in Shanghai and Wenzhou. The Company had commitments to make payments for leasing of this office totaling $38,275 through December 31, 2005.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2005
                                   (UNAUDITED)

                                     ASSETS

Current assets:
     Cash and equivalents                                            $ 5,105,515
     Accounts receivable, net                                          1,289,932
     Properties held for sale                                          5,837,017
     Prepaid and other assets                                            695,399
     Construction-in-progress - current                                  107,285
                                                                     -----------

              Total current assets                                    13,035,148

Land held for development                                              4,767,303
Property and equipment-net of accumulated depreciation of $355,696     2,912,585
Construction-in-progress - non-current                                 5,188,061
                                                                     -----------

Total assets                                                         $25,903,097
                                                                     ===========

                         LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses                           $ 2,303,525
     Advances from buyers                                                872,257
     Amounts due to directors, net                                     1,726,316
     Enterprise taxes payable                                          1,068,215
     Other taxes payable                                               1,450,368
     Short-term loans                                                  3,822,345
     Current portion of long-term debt                                     7,851
                                                                     -----------

Total current liabilities                                             11,250,877
                                                                     -----------

Long term debt, net of current portion shown                           3,389,894
                                                                     -----------

Minority interest                                                        476,896
                                                                     -----------

Stockholders' equity:
     Share capital                                                        64,103
     Additional paid-in capital                                        5,857,936
     Capital reserve                                                   1,316,042
     Retained earnings                                                 3,547,349
                                                                     -----------

Total members' equity                                                 10,785,430
                                                                     -----------

Total liabilities and members' equity                                $25,903,097
                                                                     ===========


                 See accompanying notes to financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

                                                                   Six Months Ended
                                                                       June 30,
                                                              --------------------------
                                                                  2005           2004
                                                              -----------    -----------
Sales Revenues                                                $ 5,193,341    $ 4,157,687
Cost of Properties Sold                                         4,134,499      1,999,155
                                                              -----------    -----------

     Gross profit                                               1,058,842      2,158,532
                                                              -----------    -----------


Selling, General and Administrative Expenses:
     Selling expenses                                             348,989        298,147
     General and administrative expenses                          567,800        317,006
     Depreciation                                                  74,714         28,201
                                                              -----------    -----------

     Total expenses                                               991,503        643,354
                                                              -----------    -----------

     Income from operations                                        67,339      1,515,178
                                                              -----------    -----------

Other income (expense)
     Other revenues                                                33,987         (5,614)
     Interest and finance costs                                  (116,348)       (18,275)
                                                              -----------    -----------

     Total other income (expense)                                 (82,361)       (23,889)
                                                              -----------    -----------

Net Income (Loss) before Income Taxes and Minority Interest       (15,022)     1,491,289
(Provision for) Benefit from Income Taxes                         697,046       (208,087)
                                                              -----------    -----------

Net Income before Minority Interest                               682,024      1,283,202
Minority Interest in Earnings                                     (25,861)       (39,861)
                                                              -----------    -----------

Net Income                                                    $   656,163    $ 1,243,341
                                                              ===========    ===========

Weighted average basic and diluted shares outstanding             500,000        500,000
                                                              ===========    ===========

Basic and diluted net income per common share                 $      1.31    $      2.49
                                                              ===========    ===========


                 See accompanying notes to financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

                                                                               Six Months Ended
                                                                                   June 30,
                                                                          --------------------------
                                                                              2005          2004
                                                                          -----------    -----------
Cash flows from operating activities:
Net income                                                                $   656,163    $ 1,243,341
Adjustments to reconcile net income to cash flows provided
     by operating activities
      Depreciation                                                             74,714         30,003
      Minority interest in earnings                                            25,861         39,861

Changes in assets and liabilites:
(Increase) decrease in -

      Restricted cash                                                              --       (403,041)
      Accounts receivable, net and other receivables                         (436,417)       997,296
      Properties held for resale                                           (1,543,391)     1,591,033
      Prepaid and other assets                                               (497,526)          (650)
      Construction-in-progress                                              1,797,823     (3,395,769)
      Accounts payable and other payables                                     549,590       (129,343)
      Advances from buyers                                                   (357,801)     2,425,880
      Deferred tax expenses                                                  (775,119)       220,329
      Other taxes payable                                                     107,795         64,534
                                                                          -----------    -----------

Net cash provided by (used in) operating activities                          (398,308)     2,683,474
                                                                          -----------    -----------

Cash flows from investing activities:
      Purchase of land held for development                                (4,767,303)            --
      Purchase/(transfer) of fixed assets                                     (36,468)      (233,324)
                                                                          -----------    -----------

Net cash provided by (used in) investing activities                        (4,803,771)      (233,324)
                                                                          -----------    -----------

Cash flows from financing activities:
      Minority interest in capital contributions                               69,901             --
      Amounts due to directors                                               (351,533)      (775,525)
      Loan proceeds                                                         6,427,793             --
      Principle loan repayments                                               (90,245)      (615,887)
                                                                          -----------    -----------

Net cash provided by (used in) financing activities                         6,055,916     (1,391,412)
                                                                          -----------    -----------

Net increase (decrease) in cash and cash equivalents                          853,837      1,058,738

Cash and cash equivalents, beginning of period                              4,251,678      1,159,310
                                                                          -----------    -----------

Cash and cash equivalents, end of period                                  $ 5,105,515    $ 2,218,048
                                                                          ===========    ===========


Supplemental disclosures of cash flow information:
      Interest paid, net of capitalized amounts                           $   395,134    $   151,125
                                                                          ===========    ===========

      Enterprise income taxes paid                                        $        --    $        --
                                                                          ===========    ===========

Supplemental disclosure of non-cash investing and financing activities:

      During the six months ended June 30, 2005, the Company exchanged two residential units of Diamond Mansion for advertising valued at $122,322.

      During the six months ended June 30, 2005, the Company transferred $4,210,681 of construction expenditures for the YiChang Project from current construction-in-progress to noncurrent construction-in-progress.


                 See accompanying notes to financial statements.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                            (Expressed in US dollars)

1.    DESCRIPTION OF BUSINESS

      Organizational Structure

      Wuhan Town House Land Limited ("Wuhan Town House") (formerly: Wuhan Pacific Real Estate Development Company Limited) was registered as a formal third level property Company in Hubei Province, in the People's Republic of China as a limited liability company (in which investors' potential losses are limited to their capital contributions) on December 18, 1995 with a registered capital of $1,207,729 (Rmb.10,000,000) and a defined period of existence of 14 years to December 18, 2009. To meet the qualifications of third level property company, the company must (1) have registered capital of Rmb.10,000,000, (2) have engineering and staff of not less than 12 people, (3) should have completed at least 50,000 square meters of accumulated development area, and (4) have a 100% passing rate in construction quality and 10% ranked as excellent.

      Subsequent recapitalizations during 2000 increased Wuhan Town House's registered capital to $6,038,647 and changed its classification to a second level property company. To meet the qualifications of a second level property company, the company must (1) have registered capital of Rmb.40,000,000, (2) have engineering and management staff of not less than 24 people, (3) should have completed 150,000 square meters of accumulated areas completed within three years, (4) 100% pass rate in construction quality with 10% ranked as excellent, and (5) at least three years experience in property development. On August 15, 2003, Wuhan Town House entered into a reverse merger agreement with Town House Land Limited ("Town House Land").

      At December 31, 2004 and June 30, 2005, Town House Land held 97% of the registered capital of Wuhan Town House, directly held 100% of the equity in Town House Land (Miami) Corporation and indirectly 97% of the equity in Town House Land (USA) Inc. Collectively hereinafter, Town House Land, Wuhan Town House, Town House Land (Miami) Corporation and Town House Land
      (USA), Inc., are referred to as "the Company".

      Town House Land (formerly: Hong Kong Window of the World Apparel Co., Limited) was incorporated in Hong Kong, as a private limited liability company on August 13, 2001 with an authorized capital of $64,103 (HK$500,000) divided into 500,000 ordinary shares of par value $0.12 (HK$1.00) each. Town House Land Limited ("Town House Land") changed to its present name on August 13, 2003. On August 15, 2003, Town House Land acquired 97% of the outstanding registered capital of Wuhan Town House Land. Terms of the transaction call for Town House Land to pay $1,602,564 in cash plus the contribution of an additional $5,857,488 in share capital in Town House Land as consideration for the acquisition of the 97% interest in Wuhan Town House's registered capital. For financial reporting purposes, Wuhan Town House was considered to be the acquiring entity and the additional cash consideration paid was treated as a distribution to members. Town House Land had no operations prior to this reverse acquisition and there was substantially no change in ownership from that of Wuhan Town House as a result of this transaction.

      The Company's principal activity is the development and sale of commercial and residential real estate.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                            (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following is a summary of significant accounting policies:

      Consolidation Policy - The consolidated financial statements include the accounts of Town House and Wuhan Town House from August 15, 2003 forward and Town House Land (Miami) Corporation and Town House Land (USA) Inc., since their incorporation. Prior to August 15, 2003, the financial statements reflect the activity of Wuhan Town House as adjusted for the effects of the recapitalization of August 15, 2003.

      All significant inter-company transactions and balances within the Company are eliminated on consolidation.

      Cash and Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value. The Company has restricted cash in accordance with the loan covenants.

      Accounts Receivable - The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. Accounts receivable in the balance sheet is stated net of such provision.

      Properties Held for Sale - Properties held for sale are comprised of properties held for sale and repossessed properties held for resale and are stated at the lower of cost or net realizable value. Cost includes acquisition costs of land use rights, development expenditure, interests and any overhead costs incurred in bringing the developed properties to their present location and condition.

      Net realizable value is determined by reference to management estimates based on prevailing market conditions.

      Capital Reserve - Capital reserve represents that amount of reserve appropriated from the net distributable profit after income tax in each year when a net profit after operations is generated. In accordance with the provisions of the Company's Memorandum and Articles of Association, the Company is required to appropriate a portion of the net distributable profit after enterprises income tax to capital reserve. The amount appropriated is determined on an annual basis by the Board of Directors.

      One-half of the capital reserve may be used for staff welfare payments and the balance one-half may be transferred back to the statement of operations to mitigate the losses from operations. The Company shall not be required to appropriate any amount to capital reserve when the balance standing in capital reserve is equal to or exceeds 50% of the registered capital.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                            (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      Property and Equipment - Property and equipment are recorded at cost and are being depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line basis for both financial and income tax reporting purposes over useful lives as follows:

      Building and land rights        40 years
      Equipment                       5 years
      Motor vehicles                  5-8 years
      Office furniture and fixtures   5 years

      Repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

      Property and equipment are evaluated annually for any impairment in value. Where the recoverable amount of any property and equipment is determined to have declined below its carrying amount, the carrying amount is reduced to reflect the decline in value. There were no property and equipment impairments recognized during the years ended December 31, 2004 and 2003, or the six months ended June 30, 2005.

      Construction-In-Progress - Properties currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to properties held for sale. As of June 30, 2005, two construction projects are reflected as long-term as construction on both projects has been delayed.

      Related Companies - A related company is a company in which the director has beneficial interests in and in which the company has significant influence.

      Revenue Recognition - Revenue from the sale of properties is recognized when the following four criteria are met: (1) a sale is consummated, (2) the buyers initial and continuing investments are adequate to demonstrate a commitment to pay for the property, (3) the seller's receivable is not subject to future subordination, and (4) the seller has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property.

      Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

      Cost of Properties Sold - The cost of goods sold includes the carrying amount of the properties being sold and the business taxes paid by the Company in connection with the sales. Business taxes included in cost of sales were $296,663 and $210,189 for the six months ended June 30, 2005 and 2004, respectively.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                            (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      Foreign Currencies - These financial statements have been prepared in U.S. dollars. The functional currencies for Town House and Wuhan Pacific are the "Hong Kong dollar" and "Renminbi" or "Yuan", respectively. Nonmonetary assets and liabilities are translated at historical rates, monetary assets and liabilities are translated at the exchange rates in effect at the end of the year, and income statement accounts are translated at average exchange rates. There were no material translation gains or losses during the years ended June 30, 2005 and 2004 as the Renminbi was tied to the U.S. Dollar during the time period covered in these financial statements.

      Taxation - Taxation on overseas profits has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the countries in which the Company operates.

      Provision for The People's Republic of China enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

      Enterprise Income Tax - Under the Provisional Regulations of The People's Republic of China Concerning Income Tax on Enterprises promulgated by the State Council and which came into effect on January 1, 1994, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. For the year ended December 31, 2004, the Company has been granted the privilege of computing the gross profit margins on real estate development sales at 15% of sales and computed the enterprise income tax at 33% on only 15% of sales.

      Enterprise income tax ("EIT") is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

      Retirement Benefit Costs - According to The People's Republic of China regulations on pension, the Company contributes to a defined contribution retirement plan organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the plan. Contributions to the plan are calculated at 20% or 26% of the employees' salaries above a fixed threshold amount and the employees contribute 6% while the Company contributes the balance contribution of 14% or 20%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this plan.

      For the six months ended June 30, 2005 and 2004, the Company's pension cost charged to the statements of operations under the plan amounted to $4,818 and $3,171, respectively.

      Fair Value of Financial Instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of December 31, 2004 because of the relatively short-term maturity of these instruments.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                            (Expressed in US dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates related to allowance for uncollectible accounts receivable, depreciation, costs to complete construction in progress, taxes, and contingencies. Estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

      Recent Accounting Pronouncements - In December 2004, the FASB issued a revision of SFAS No. 123, Share-Based Payment. The statement establishes standards for the accounting for transactions in which an entity exchanges its equity investments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. The statement does not change the accounting guidance for share-based payments with parties other than employees.

      The statement requires a public entity to measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exception). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). A public entity will initially measure the cost of employee services received in exchange for an award of liability instrument based on its current fair value; the fair value of that award will be remeasured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation over that period.

      The grant-date for fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of these instruments.

      The statement is effective for the quarter beginning January 1, 2006.

      In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005.

      Management believes adoption of these new statements will not have any significant effect on the Company's financial condition or results of operations.

3.    CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      Significant amounts of the Company's bank accounts are in banks located in the People's Republic of China ("PRC") and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                            (Expressed in US dollars)

3.    CONCENTRATIONS OF BUSINESS AND CREDIT RISK - Continued

      The Company has real estate in the PRC and in the United States of America. Through June 30, 2005, the Company had generated no income and very few expenses associated with its U.S. real estate development activities.

      The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and clients and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers and clients, historical trends, and other information. Accounts receivable totaling $1,333,978 and $2,055,902 as of June 30, 2005 and 2004, respectively, were collateralized by real estate.

4.    ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

      Accounts receivable and other receivables consist of the following as of June 30, 2005:

      Accounts receivable                        $ 1,333,978
      Less: Provision for doubtful debts            (455,592)
                                                 -----------

      Accounts receivable net of provision for
        doubtful debts                               878,386
                                                 -----------

      Other receivables:
        Staff advances                               135,569
        Loans to third parties                       120,419
        Others                                       155,558
                                                 -----------
                                                 $ 1,289,932
                                                 ===========


5.    PROPERTIES HELD FOR SALE

      As of June 30, 2005, the Company had the following properties held for sale:

      Properties held for sale                 $5,837,017
      Repossessed properties held for resale           --
                                               ----------
                                               $5,837,017
                                               ==========


      As of June 30, 2005, the carrying value of inventory of $636,721 has been pledged as collateral on a short-term bank loan.

6.    LAND HELD FOR DEVELOPMENT

      At June 30, 2005, the Company held three parcels of land for development, as follows:

      Las Vegas, Nevada         $1,156,348
      Chino Hills, California    2,007,111
      Fontana, California        1,603,844
                                ----------
                                $4,767,303
                                ==========

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                            (Expressed in US dollars)

7.    PROPERTIES AND EQUIPMENT

      Properties and equipment, stated at cost less accumulated depreciation and amortization, consist of the following at June 30, 2005:

      Land use rights and buildings        $ 2,502,964
      Plant and machineries                     29,590
      Motor vehicles                           561,113
      Office equipment                         174,614
                                           -----------
      Less: Accumulated depreciation and     3,268,281
        amortization                          (355,696)
                                           -----------
                                           $ 2,912,585
                                           ===========

      At June 30, 2005, fixed assets with a carrying value of $1,603,844 were pledged as collateral to a bank with respect to an outstanding loan.

8.    CONSTRUCTION-IN-PROGRESS

      Construction-in-progress represents three combined residential and commercial projects. Construction-in-progress represents the cost of the land use rights, capitalized interest expenses, related pre-approval capital expenditures and government approval fees. A breakdown on these costs by project is as follows:

      Current
      Diamond Mansion Phase 2   $  107,285
                                ==========

      Non-Current
      Yi Chang Project           4,256,628
      Jing Qi Project              931,433
                                ----------

                                $5,188,061
                                ==========


      Due to a change in business strategy, construction costs of $4,256,628 on the YiChang project was transferred to non-current construction-in-progress in 2005, with construction expected to be completed by the end of 2006.

      Construction of the Jing Qi Project has been temporarily suspended until the completion of the construction of a main road near the site of the project by the Wuhan City Government. As of June 30, 2005, construction to the road is still incomplete and, although the Company anticipates that the road will be completed by the end of 2005, re-start of construction on Jing Qi remains uncertain due to circumstances beyond control of the Company.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                            (Expressed in US dollars)

9.    ADVANCES FROM BUYERS

      Advances from buyers represented deposits from residential property buyers and which procedures for the transfer of ownership of the property purchased have not been completed as of the balance sheet date. The deposits from such property buyers for residential properties to be transferred in the subsequent years are carried forward as deferred revenue.

10.   TRANSACTIONS WITH RELATED PARTIES

      Net amounts due from/ (to) directors at June 30, 2005, are as follows:

      Name                       June 30, 2005
      ------------------------   -------------
      Fang Zhong (Director)        $(1,671,077)
      Hu Min (Director)                  5,970
      Luo Yun Fang (Director)           17,409
      Fang Wei Jun (Director)             (440)
      Fang Hui (Deceased)                 (440)
      Fang Wei Feng (Director)         (77,744)
                                 -------------
                                   $(1,726,316)
                                 =============


      The amounts due are unsecured, interest free and have no fixed repayment terms.

11.   SHORT-TERM LOANS

      The Company had the following short-term loans at June 30, 2005:

                                                                      Amount
                                                                    ----------
      Secured:
      Wuhan Town House short-term bank loan, partially secured by residential units of Town House Plaza (39 units valued at
      $636,721 at June 30, 2005), interest at 120% of the Chinese national rate paid periodically, principle due on February
      1, 2006                                                       $1,570,048

      Wuhan Town House short-term bank loan, secured by corporate guarantee, interest at 6.696% paid periodically, principle
      due on December 31, 2005                                         792,297

      Town House Land (USA) short-term bank loan, secured by real estate property in the United States, interest at Far East
      Bank Prime Rate plus 1% (7.0% at June 30, 2005) paid
      periodically, principle due on May 1, 2006                       760,000

      Town House Land short-term loan from a financial
      institution, secured by 433,000 shares of Town House Land
      stock issued to a director, interest at 20% paid
      periodically, principle due on October 25, 2005                  700,000
                                                                    ----------
                                                                    $3,822,345
                                                                    ==========

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                            (Expressed in US dollars)

12.   LONG-TERM DEBT

      The Company had the following long-term debt at June 30, 2005:

                                                  Current     Long-term
                                                 ----------   ----------
      Note payable to a bank for construction
      development, interest at 115% of the
      Chinese national rate paid monthly,
      principle due December 20, 2006, secured
      by Yi Chang construction-in-progress       $       --   $3,381,643

      Hire purchase                                   7,851        8,251
                                                 ----------   ----------

                                                 $    7,851   $3,389,894
                                                 ==========   ==========


      Maturities of the long-term debts for each of the next five years and thereafter are as follows:

                     Amount
                   ----------
      2006         $3,389,894
      2007                 --
      2008                 --
      2009                 --
      2010                 --
      Thereafter           --
                   ----------
                   $3,389,894
                   ==========


13.   CAPITAL

      Authorized, issued and outstanding:

        500,000 ordinary share at $.12 (HK$1.00) each   $64,103
                                                        =======

      Town House Land Limited (formerly Hong Kong Window of the World Apparel Co., Limited) (the "Company") was registered in Hong Kong, as a limited liability company on August 13, 2001 with a registered capital of $64,103 (HK $500,000).

      Based on the Certificate of Incorporation on Change of Name dated August 3, 2003, the Company changed its name from "Hong Kong Window of the World Apparel Co., Limited" to "Town House Land Limited".

14.   INCOME TAX

      Enterprise income tax ("EIT") is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes. For the six month periods ended June 30, 2005 and 2004, the Company has been granted the privilege of computing the gross profit margins on real estate development sales at 15% of sales and computed the enterprise income tax at 33% on only 15% of sales.

                    TOWN HOUSE LAND LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                            (Expressed in US dollars)

15.   COMMITMENTS

                                                        As of Jun 30, 05
                                                        ----------------
      Capital Commitments (Wuhan Town House):
        Estimated (Fifth floor - Diamond Mansion II)    $        371,000
        Contracted and authorized  (Jing Qi Project)              42,880
        Contracted and authorized  (Yichang Project)             543,000
                                                        ----------------

                                                        $        956,880
                                                        ================

      Operating Commitments (Town House Land(Miami)):
        Lease commitment                                $         75,210
        Advertising commitment                                    26,280
                                                        ----------------

                                                        $        101,490
                                                        ================


      In 2004 the Company elected to suspend construction on the Jing Qi project temporarily until the main road currently under construction by the local government is completed. As of June 30, 2005, construction on this main road has not been completed. The Company has agreed with certain contractors for an extension of contractual payments due to the deferment of construction on the project.

        (b) Pro forma financial information: The unaudited consolidated pro forma financial statements of Xerion EcoSolutions Group Inc. and of Town House Land Limited for the six month period ended June 30, 2005.

                         XERION ECOSOLUTIONS GROUP, INC.
                             PROFORMA BALANCE SHEET
                                  JUNE 30, 2005
                                   (UNAUDITED)

                                     ASSETS

                                                        Xerion        Town House    Adjustments     Proforma
                                                     ------------    ------------   -----------   ------------
Current assets:
     Cash and equivalents                            $     11,577    $  5,105,515   $        --   $  5,117,092
     Accounts receivable, net                                  --       1,289,932            --      1,289,932
     Properties held for sale                                  --       5,837,017            --      5,837,017
     Prepaid and other assets                                  --         695,399            --        695,399
     Construction-in-progress                                  --         107,285            --        107,285
                                                     ------------    ------------   -----------   ------------

            Total current assets                           11,577      13,035,148            --     13,046,725

Land held for development                                   3,367       4,767,303            --      4,770,670
Property and equipment, net                                    --       2,912,585                    2,912,585
Construction-in-progress - non-current                         --       5,188,061            --      5,188,061
                                                     ------------    ------------   -----------   ------------

Total assets                                         $     14,944    $ 25,903,097   $        --   $ 25,918,041
                                                     ============    ============   ===========   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses           $    180,466    $  2,303,525   $        --   $  2,483,991
     Advances from buyers                                      --         872,257            --        872,257
     Amounts due to directors                              13,234       1,726,316            --      1,739,550
     Enterprise taxes payable                                  --       1,068,215            --      1,068,215
     Other taxes payable                                       --       1,450,368            --      1,450,368
     Short-term loans                                          --       3,822,345            --      3,822,345
     Current portion of long-term debt                         --           7,851            --          7,851
                                                     ------------    ------------   -----------   ------------

Total current liabilities                                 193,700      11,250,877            --     11,444,577

Long term debt, net of current portion shown above             --       3,389,894            --      3,389,894
                                                     ------------    ------------   -----------   ------------

Total liabilities                                         193,700      14,640,771            --     14,834,471
                                                     ------------    ------------   -----------   ------------

Minority interest                                              --         476,896            --        476,896
                                                     ------------    ------------   -----------   ------------

Stockholders' equity:
     Common stock                                           2,842          64,103            --         66,945
     Preferred stock                                           --              --            --             --
     Additional paid in capital                        10,014,413       5,857,936            --     15,872,349
     Capital reserve                                           --       1,316,042            --      1,316,042
     Donated capital                                      126,000              --            --        126,000
     Retained earnings                                (10,322,011)      3,547,349            --     (6,774,662)
                                                     ------------    ------------   -----------   ------------

Total stockholders' equity                               (178,756)     10,785,430            --     10,606,674
                                                     ------------    ------------   -----------   ------------

Total liabilities and stockholders' equity           $     14,944    $ 25,903,097   $        --   $ 25,918,041
                                                     ============    ============   ===========   ============

                         XERION ECOSOLUTIONS GROUP, INC.
                        PROFORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005
                                   (UNAUDITED)

                                                           Xerion        Town House      Adjustments     Proforma
                                                        ------------    ------------    -------------   ------------
Sales Revenues                                          $         --    $  5,193,341    $          --   $  5,193,341
Cost of Properties Sold                                           --       4,134,499               --      4,134,499
                                                        ------------    ------------    -------------   ------------

    Gross profit                                                  --       1,058,842               --      1,058,842
                                                        ------------    ------------    -------------   ------------


Selling, General and Administrative Expenses:
    Selling expenses                                              --         348,989               --        348,989
    General and administrative expenses                       36,961         567,800               --        604,761
    Depreciation                                               1,469          74,714               --         76,183
                                                        ------------    ------------    -------------   ------------

    Total expenses                                            38,430         991,503               --      1,029,933
                                                        ------------    ------------    -------------   ------------

    Income from operations                                   (38,430)         67,339               --         28,909
                                                        ------------    ------------    -------------   ------------

Other income (expense)
    Other revenues                                                --          33,987               --         33,987
    Interest and finance costs                                    --        (116,348)              --       (116,348)
                                                        ------------    ------------    -------------   ------------

    Total other income (expense)                                  --         (82,361)              --        (82,361)
                                                        ------------    ------------    -------------   ------------

    Loss from continuing operations                          (38,430)             --               --        (38,430)
                                                        ------------    ------------    -------------   ------------

Income before income taxes                                   (38,430)        (15,022)              --        (53,452)
(Provision for) benefit from income taxes                         --         697,046               --        697,046
                                                        ------------    ------------    -------------   ------------

Net Income before Minority Interest                          (38,430)        682,024               --        643,594
Minority Interest in Earnings                                     --         (25,861)              --        (25,861)
                                                        ------------    ------------    -------------   ------------

Net income (loss)                                       $    (38,430)   $    656,163    $          --   $    617,733
                                                        ============    ============    =============   ============

Weighted average basic and diluted shares outstanding      2,841,523         500,000                      28,415,230
                                                        ============    ============    =============   ============

Basic and diluted net income (loss) per common share    $      (0.01)   $       1.31                    $       0.02
                                                        ============    ============    =============   ============

                         XERION ECOSOLUTIONS GROUP, INC.
                        PROFORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004
                                   (UNAUDITED)

                                                                    Xerion        Town House      Adjustments      Proforma
                                                                 ------------    ------------    -------------   ------------
Sales Revenues                                                   $         --    $  4,157,687    $          --   $  4,157,687
Cost of Properties Sold                                                    --       1,999,155               --      1,999,155
                                                                 ------------    ------------    -------------   ------------

    Gross profit                                                           --       2,158,532               --      2,158,532
                                                                 ------------    ------------    -------------   ------------


Selling, General and Administrative Expenses:
    Selling expenses                                                       --         298,147               --        298,147
    General and administrative expenses                                55,515         317,006               --        372,521
    Business development                                                3,307              --               --          3,307
    Depreciation                                                           --          28,201               --         28,201
                                                                 ------------    ------------    -------------   ------------

    Total expenses                                                     58,822         643,354               --        702,176
                                                                 ------------    ------------    -------------   ------------

    Income from operations                                            (58,822)      1,515,178               --      1,456,356
                                                                 ------------    ------------    -------------   ------------

Other income (expense)
    Other revenues                                                         --          (5,614)              --         (5,614)
    Interest and finance costs                                             --         (18,275)              --        (18,275)
                                                                 ------------    ------------    -------------   ------------

    Total other income (expense)                                           --         (23,889)              --        (23,889)
                                                                 ------------    ------------    -------------   ------------

    Loss from continuing operations                                   (58,822)             --               --        (58,822)
                                                                 ------------    ------------    -------------   ------------

Income before income taxes                                            (58,822)      1,491,289               --      1,432,467
(Provision for) benefit from income taxes                                  --        (208,087)              --       (208,087)
                                                                 ------------    ------------    -------------   ------------

Net Income before Minority Interest                                   (58,822)      1,283,202               --      1,224,380
Minority Interest in Earnings                                              --         (39,861)              --        (39,861)
                                                                 ------------    ------------    -------------   ------------

Net income (loss)                                                $    (58,822)   $  1,243,341    $          --   $  1,184,519
                                                                 ============    ============    =============   ============

Basic and diluted net income (loss) per common share             $      (0.02)   $       2.49                    $       0.04
                                                                 ============    ============    =============   ============

Weighted average basic and diluted shares outstanding               2,841,523         500,000                      28,415,230
                                                                 ============    ============    =============   ============

        (c)     Exhibits

                2.1 Exchange Agreement between Xerion EcoSolutions Group Inc., a Colorado corporation, and Town House Land Limited, a limited liability company under the Company Law of The People's Republic of China (the "PRC"), and each member of Town House dated October 19, 2005.

                23.1    Consent  of  Murrell  Hall  McIntosh  &  Co.,   P.L.L.C.
                        independent registered public accounting firm.

                99.1    Form of press release.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2005                 Xerion EcoSolutions Group Inc.
                                       a Colorado corporation


                                       By:
                                          --------------------------------------
                                          Ben Traub
                                          Chief Executive Officer and President

                                 EXHIBIT INDEX

Exhibit No.     Description of Exhibit
-----------     ----------------------

   2.1 Exchange Agreement between Xerion EcoSolutions Group Inc., a Colorado corporation ("Xerion"), and Town House Land Limited ("Town House"), a limited liability company organized under the Company Law of The People's Republic of China (the "PRC"), and each member of Town House dated October 19, 2005.

   23.1 Consent of Murrell Hall McIntosh & Co., P.L.L.C. independent registered public accounting firm.

   99.1         Form of press release.